Aberdeen Standard Investments ETFs 485APOS

EX.99.D2

FIRST AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to that certain Investment Advisory Agreement dated August 27, 2018, as amended (the “Agreement”), between ETFS Trust (the “Trust”) and ETF Securities Advisors LLC (the “Adviser”) is made and entered into by the foregoing parties as of September 24, 2018. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement for the addition of the ETFS Bloomberg All Commodity Strategy K-1 Free ETF, a series of the Trust, effective as of the date of this First Amendment; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement in order to reflect name changes of the Adviser, the Trust and each Fund of the Trust, effective as of October 1, 2018;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Exhibit A. Effective as of the date of this First Amendment, Schedule A to the Agreement is hereby deleted in its entirety and replaced as set forth in Exhibit 1 attached hereto.

2.	Name Change of the Adviser. Effective as of October 1, 2018, all references in the Agreement to “ETF Securities Advisors LLC” are hereby replaced with “Aberdeen Standard Investments ETFs Advisors LLC.” Effective as of October 1, 2018, Section 12 (Use of the Name ETFS) of the Agreement is hereby deleted in its entirety and replaced with the following:

“12.	Use of the Name Aberdeen, Aberdeen Standard Investments and Aberdeen Standard

The Adviser has consented to the use by the Trust of the name “Aberdeen,” “Aberdeen Standard Investments” or “Aberdeen Standard” in the name of the Trust and each Fund. Such consent is conditioned upon the employment of the Adviser or an affiliate as the investment adviser to the Funds. The name “Aberdeen,” “Aberdeen Standard Investments” or “Aberdeen Standard” may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates and/or any entity managed by the Adviser or its affiliates. The Adviser may require the Trust and the Funds to cease using “Aberdeen,” “Aberdeen Standard Investments,” “Aberdeen Standard” or any other name that would otherwise suggest an affiliation with the Adviser, in the name of the Trust and the Funds if the Funds cease to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser of a Fund.”

EX.99.D2

3.	Name Change of the Trust. Effective as of October 1, 2018, all references in the Agreement to “ETFS Trust” are hereby replaced with “Aberdeen Standard Investments ETFs.”

4.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

5.	Counterparts. This First Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This First Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6.	Governing Law. This First Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). In the case of any conflict, the 1940 Act shall control.

[Signature Page Follows]

EX.99.D2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by their duly authorized representatives as of the day and year set forth above.

ETFS Trust

By:	/s/Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ETF Securities Advisors LLC
By: Aberdeen Asset Management Inc., its sole member

By:	/s/Lucia Sitar
Name: Lucia Sitar
Title: Vice President of Aberdeen Asset Management Inc.

[Signature Page to First Amendment to Investment Advisory Agreement]

EX.99.D2

Exhibit 1 to First Amendment

Schedule A dated September 24, 2018

to the Investment Advisory Agreement

between ETFS Trust* and

ETF Securities Advisors LLC*

Name of Series:	Fee %:
ETFS Bloomberg All Commodity Strategy K-1 Free ETF*	0.29%
ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF*	0.29%
ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF*	0.39%
ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF*	0.39%
ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF*	0.39%

*Effective as of October 1, 2018, this Schedule A is updated to reflect the name changes of the Trust, the Adviser and the Funds as set forth below:

Current Trust Name	New Trust Name
ETFS Trust	Aberdeen Standard Investments ETFs
Current Adviser Name	New Adviser Name
ETF Securities Advisors LLC	Aberdeen Standard Investments ETFs Advisors LLC
Current Fund Name	New Fund Name
ETFS Bloomberg All Commodity Strategy K-1 Free ETF	Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF
ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF	Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF
ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF	Aberdeen Standard Bloomberg Agriculture Commodity Strategy K-1 Free ETF
ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF	Aberdeen Standard Bloomberg Energy Commodity Strategy K-1 Free ETF
ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF	Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF